UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2023 (April 3, 2023)

ASCENT SOLAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street
Thornton, CO 80241
(Address of principal executive offices)

(720) 872-5000
(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASTI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers: Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

Item 5.02 (a)	Appointment of New Director.

Effective April 3, 2023, the Company’s board of directors appointed Gregory C. Thompson as a new director of the Company. Mr. Thompson fills the current board vacancy created by the resignation of Michael French from the board on March 18, 2023. Mr. Thompson is expected to stand for election by the stockholders at the Company’s 2023 annual stockholder meeting.

Mr. Thompson will be an independent director within the meaning of the listing rules for the Nasdaq Capital Market. He will serve on the board’s Audit Committee, Compensation Committee and Nominating and Governance Committee. Mr. Thompson will be the Nominating and Governance Committee chair.

Mr. Thompson, age 67, is a four-time public company CFO with extensive global experience across several industries including technology, manufacturing, chemicals, building products, medical equipment, software and services, and public accounting.

From December 2018 through June 2021, Mr. Thompson was EVP and CFO of KEMET Corporation (NYSE: KEM), a manufacturer of a broad selection of capacitor technologies, and a variety of other passive electronic components. In June 2020, KEMET was acquired by Yageo Corporation for approximately $1.8 billion.

From 2008 to 2018, Mr. Thompson was EVP and CFO of Axiall Corporation (NYSE: AXLL), a manufacturer and marketer of chlorovinyls and aromatics (acetone, cumene, phenol). Axiall was sold to Westlake Chemical Corporation in late 2018. Prior to Axiall, Mr. Thompson was CFO of medical equipment manufacturer Invacare Corporation (NYSE: IVC) from 2002 to 2008, CFO of Sensormatic Electronics Corporation from 2000 to 2002, and Corporate Controller of Sensormatic from 1997 to 2000. Previously at Wang Laboratories, Inc. Mr. Thompson served as Vice President and Corporate Controller from 1994 to 1997 and Assistant controller from 1990 to 1994. He began his career at Price Waterhouse and Coopers & Lybrand where he spent 13 years serving international clients in industries including chemicals, construction, distribution, manufacturing, metals, retail, and technology.

Mr. Thompson earned a Bachelor of Science, Accounting from Virginia Tech in 1977. He is a Certified Public Accountant, and a Member of the American Institute of Certified Public Accountants.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

April 4, 2023	By:	/s/ Paul Warley
Name: Paul Warley
Title: Chief Financial Officer